EXHIBIT 4.3

THIS WARRANT AND THE SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND MAY NOT BE TRANSFERRED UNTIL (i) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”) SHALL HAVE BECOME EFFECTIVE WITH RESPECT THERETO OR (ii) RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT REGISTRATION UNDER THE 1933 ACT IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER NOR IS SUCH TRANSFER IN VIOLATION OF ANY APPLICABLE STATE SECURITIES LAWS. THIS LEGEND SHALL BE ENDORSED UPON ANY WARRANT ISSUED IN EXCHANGE FOR THIS WARRANT OR ANY SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT.

WARRANT TO PURCHASE

SHARES OF COMMON STOCK

OF

BELLEVUE LIFE SCIENCES ACQUISITION CORP.

[            ], 2022

W-[ ]	CUSIP 079174116

This is to Certify That, FOR VALUE RECEIVED, [                            ], or his, her or its assigns (“Holder”), is entitled to purchase, subject to the provisions of this Warrant, from BELLEVUE LIFE SCIENCES ACQUISITION CORP., Delaware corporation (the “Company”), [            ] fully paid, validly issued and nonassessable shares of the Company’s common stock, par value $0.0001 per share (the “Shares”) at a price of $11.50 per share. The number of Shares to be received upon the exercise of this Warrant and the price to be paid for each Share may be adjusted from time to time as hereinafter set forth. The Shares deliverable upon such exercise, as adjusted from time to time, are hereinafter sometimes referred to as “Warrant Shares,” and the exercise price for a Share in effect at any time, as adjusted from time to time, is hereinafter sometimes referred to as the “Exercise Price.” This Warrant is pursuant and subject to the Warrant Agreement dated [                ], 2022 (the “Warrant Agreement”) between the Company and Continental Stock Transfer & Trust Company (the “Warrant Agent”). A copy of the Warrant Agreement is available upon request to the Company.

(a)    EXERCISE OF WARRANT. This Warrant may be exercised in whole or in part at any time on or after the date 30 days after the consummation by the Company of its initial merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or similar business combination with one or more businesses or entities (the “Business Combination”) (as described more fully in the Registration Statement on Form S-1 (No. 333-264597) as filed with the Company, and terminating at 5:00 p.m., Eastern time on five years from the consummation of the Business Combination (the “Expiration Date”). Each Warrant not exercised on or before the Expiration Date shall become void, and all rights thereunder and all rights in respect thereof under this Agreement shall cease at the close of business on the Expiration Date. The Company in its sole discretion may extend the duration of the Warrants by delaying the

Expiration Date; provided, however, that the Company will provide at least ten (10) days’ prior written notice of any such extension to registered holders of the Warrants and, provided further that any such extension shall be identical in duration among all the Warrants.

(1)    This Warrant may be exercised by presentation and surrender hereof to the Company at its principal office with the Purchase Form annexed hereto (the “Purchase Form”) duly executed and accompanied by payment of the Exercise Price for the number of Warrant Shares specified in such Purchase Form (which may take the form of a “cashless exercise” pursuant to Section (a)(2) if so indicated in the Purchase Form).

(2)    The Holder shall pay the Exercise Price in immediately available funds; provided, however, that the Holder may, in the Holder’s sole discretion, satisfy its obligation to pay the Exercise Price through a “cashless exercise”, in which event the Company shall issue to the Holder the number of Warrant Shares determined as follows:

X = Y(A-B)/A

where

X = the number of Warrant Shares to be issued to the Holder.

Y = the total number of Warrant Shares with respect to which this Warrant is being exercised.

A = the Fair Market Value (as defined below) of one Share on the trading day immediately preceding the date on which Holder elects to exercise this Warrant by means of a “cashless exercise.”

B = the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

For purposes of this Warrant, “Fair Market Value” means, for any security as of any date, the price determined by the first of the following clauses that applies: (a) if the Shares are then listed on a national securities exchange, the average reported last sale price of the Shares for the 10 trading days ending on the third trading day prior to the date of exercise, (b) if the Shares are quoted on the OTC Bulletin Board or the OTC Market, the average closing bid price on such market for the five most recently completed trading days, (c) if paragraphs (a) or (b) are not applicable, if an appraiser hired by the Company has provided a report on the fair market value of a Share within the 12-month period preceding the date on which Holder elects to exercise this Warrant by means of a “cashless exercise,” the fair market value of a share of Shares as determined by such appraiser, or (d) if none of the foregoing is applicable, the price determined by the Board of Directors of the Company in good faith.

(b)    EFFECTIVE TIME OF EXERCISE. Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which the Purchase Form has been delivered to the Company (the “Exercise Date”) as provided in Section (a). At such time, the person or persons in whose name or names any certificates for Warrant Shares shall be issuable upon such exercise as provided in Section (c) below shall be deemed to have become the holder or holders of record of the Warrant Shares represented by such certificates.

Notwithstanding the foregoing, if the Holder or any assignee does not enter into the Shareholders’ Agreement within three (3) business days of being requested to do so by the Company, then the exercise of this Warrant will be deemed to not have been effective and void ab initio and the Holder or any assignee shall return any securities received by them pursuant to Section (c) to the Company.

(c)    DELIVERY TO HOLDER.

(1)    As soon as practicable after the exercise of this Warrant in whole or in part, and in any event within five (5) business days thereafter, the Company will cause to be issued in the name of, and delivered to, the Holder, or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct:

(A)    a certificate or certificates for the number of Warrant Shares to which such Holder shall be entitled, and

(B)    in case such exercise is in part only, a new warrant or warrants of like tenor, exercisable for in the aggregate the number of Shares equal (giving effect to any adjustment therein) to the number of Shares called for on the face of this Warrant minus the number of such shares purchased by the Holder upon such exercise.

(2)    To the extent permitted by law and except as provided in this Warrant, the Company’s obligations to issue and deliver Warrant Shares in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any person or entity or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other person or entity of any obligation to the Company or any violation or alleged violation of law by the Holder or any other person or entity, and irrespective of any other circumstance that might otherwise limit such obligation of the Company to the Holder in connection with the issuance of Warrant Shares. Nothing herein shall limit the Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing Warrant Shares upon exercise of the Warrant as required pursuant to the terms hereof.

(d)    RESERVATION OF SHARES. The Company shall at all times reserve for issuance and/or delivery upon exercise of this Warrant such number of Shares (as adjusted pursuant to the terms hereof) as shall be required for issuance and delivery upon exercise of this Warrant. The Company covenants that all Warrant Shares so issuable and deliverable shall, upon issuance and the payment of the applicable Exercise Price in accordance with the terms hereof, be duly and validly authorized, issued and fully paid and nonassessable. The Company will take all such action as may be reasonably necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any securities exchange or automated quotation system upon which the Shares may be listed.

(e)    FRACTIONAL SHARES. No fractional shares or scrips representing fractional shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a share called for upon any exercise hereof, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the fair market value of a Share.

(f)    LOSS OR DESTRUCTION OF WARRANT. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new Warrant of like tenor and date.

(g)    RIGHTS OF THE HOLDER. The Holder shall not, by virtue hereof, be entitled to any rights of a shareholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in this Warrant and are not enforceable against the Company except to the extent set forth herein.

(h)    CERTAIN ADJUSTMENTS. The Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in Section 4 of the Warrant Agreement.

(1)    Notices of Changes in Warrant. Upon every adjustment of the Exercise Price or the number of shares issuable upon exercise of this Warrant, the Company shall give written notice thereof to the Warrant Agent, which notice shall state the Exercise Price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of a Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Upon the occurrence of any event specified in Sections 4.1 – 4.5 of the Warrant Agreement, the Company shall give written notice to the Holder of the record date or the effective date of the event. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such event.

(2)    Notice of Certain Transactions. In the event that the Company shall (a) offer to holders of all its Common Stock rights to subscribe for or to purchase any securities convertible into Shares or shares of stock of any class or any other securities, rights or options, (b) issue any rights, options or warrants entitling all the holders of Common Stock to subscribe for Shares, or (c) make a tender offer, redemption offer or exchange offer with respect to the Common Stock, the Company shall send to the Holders a notice of such action or offer. Such notice shall specify the record date for the purposes of such dividend, distribution or rights, or the date such issuance or event is to take place and the date of participation therein by the holders of Common Stock, if any such date is to be fixed, and shall briefly indicate the effect of such action on the Common Stock and on the number and kind of any other shares of stock and on other property, if any, and the number of Shares and other property, if any, issuable upon exercise of this Warrant and the Exercise Price after giving effect to any adjustment pursuant to this Section (h) which would be required as a result of such action. Such notice shall be given as promptly as practicable after the Company has taken any such action.

(i)    NOTICES. Any notice or request hereunder shall be in writing and may be given only by, and shall be deemed to have been received upon: (a) registered or certified mail, return receipt requested, on the date on which such notice or request is received as indicated in such return receipt; (b) delivery by a nationally recognized overnight courier, one business day after deposit with such courier; or (c) email transmission upon electronic communication from the recipient acknowledging receipt (whether automatic or manual from recipient). In the case of the Company, such notices and communications shall be addressed to Bellevue Life Sciences Acquisition Corp., 10900 NE 4th Street, Suite 2300, Bellevue, WA 98004, Attn: Chief Financial Officer; Email: david.yoo@bellevuecm.com, unless the Company shall notify the Holder that notices and communications should be sent to a different address (or electronic mail address), in which case such notices and communications shall be sent to the address (or electronic mail address) specified by the Company. In the case of the Holder, such notices and communications shall be addressed to its address as set forth in the signature page hereto, unless the Holder shall notify the Company that notices and communications should be sent to a different address, in which case such notices and communications shall be sent to the address specified by the Holder.

(j)    NO NET-CASH SETTLEMENT. Except as otherwise provided herein, in no event will the Holder be entitled to receive a net-cash settlement or other consideration in lieu of physical settlement in securities.

(k)    MODIFICATION OF AGREEMENT. The provisions of this Warrant may from time to time be amended, modified or waived, by the Company and the holder of this Warrant.

(l)    CHARGES, TAXES AND EXPENSES. Issuance and delivery of a reasonable number of certificates representing Shares upon exercise of this Warrant shall be made without charge to the Holder for any issue or transfer tax, transfer agent fee or other incidental tax or expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company; provided, however, that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the registration of any certificates for Warrant Shares or the Warrants in a name other than that of the Holder or an affiliate thereof. The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving Warrant Shares upon exercise hereof.

(m)    SUCCESSORS AND ASSIGNS. This Warrant may not be assigned by the Company without the written consent of the Holder except to a successor in the event of a Fundamental Transaction. The Holder may not transfer this Warrant prior to the closing of the Company’s initial business combination (as described in its initial public offering prospectus) (a “Business Combination”), except for transfers (i) among the Company’s initial stockholders or to the initial stockholders’ or the Company’s officers, directors, consultants or their affiliates, (ii) to a Holder’s stockholders or members upon the Holder’s liquidation, in each case if the Holder is an entity, (iii) by bona fide gift to a member of the Holder’s immediate family or to a trust, the beneficiary of which is the holder or a member of the Holder’s immediate family, in each case for estate planning purposes, (iv) by virtue of the laws of descent and distribution upon death, (v) pursuant to a qualified domestic relations order, (vi) to the Company for no value for cancellation in connection with the consummation of a Business Combination, (vii) in connection with the consummation of a Business Combination by private sales at prices no greater than the price at which the Private Warrants were originally purchased, or (viii) in the event of the Company’s liquidation prior to its consummation of an initial Business Combination, in each case (except for clauses (vi) or (viii) or with the Company’s prior written consent) on the condition that prior to such registration for transfer, the Company shall be presented with written documentation pursuant to which each transferee or the trustee or legal guardian for such transferee agrees to be bound by the terms of this Warrant.

This Warrant shall be binding on and inure to the benefit of the parties hereto and the Company’s successors. Subject to the preceding sentence, nothing in this Warrant shall be construed to give to any person or entity other than the Company and the Holder any legal or equitable right, remedy or cause of action under this Warrant. This Warrant may be amended only in writing signed by the Company and the Holder.

(n)    GOVERNING LAW.

THIS WARRANT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS WARRANT SHALL BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS WARRANT, EACH PARTY HEREBY ACCEPTS FOR ITSELF AND (TO THE EXTENT PERMITTED BY LAW) IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS. THIS SUBMISSION TO JURISDICTION IS NON-EXCLUSIVE AND DOES NOT PRECLUDE A PARTY FROM OBTAINING JURISDICTION OVER ANOTHER PARTY IN ANY COURT OTHERWISE HAVING JURISDICTION.

EACH PARTY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO IT AT THE ADDRESS SPECIFIED HEREIN OR SUCH OTHER ADDRESS AS IS SPECIFIED PURSUANT TO THE TERMS HEREOF (OR ITS ASSIGNMENT AND ASSUMPTION), SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF A PARTY OR ANY HOLDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANOTHER PARTY IN ANY OTHER JURISDICTION.

[remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed as of the date of this Warrant.

BELLEVUE LIFE SCIENCES ACQUISITION CORP.

By:
Name:
Title: Chief Financial Officer

Holder:

Accepted and Agreed:

[HOLDER]

By:
Name:
Title:

Address:

Email:

PURCHASE FORM

Dated

(1)    The undersigned hereby irrevocably elects to exercise the within Warrant to the extent of purchasing Shares of Bellevue Life Sciences Acquisition Corp. (or such number of Shares or other securities or property to which the undersigned is entitled in lieu thereof or in addition thereto under the provisions of the Warrant).

(2)

             (a) The undersigned hereby elects to make payment with the enclosed bank draft, certified check or money order payable to the Company in payment of the exercise price determined under, and on the terms specified in, the Warrant, or

             (b) The undersigned hereby elects to make payment on a cashless basis.

(3) The undersigned hereby irrevocably directs that the said shares be issued and delivered as follows:

Name(s) in Full	Address(es)	Number of Shares (net of any Shares used to exercise on a cashless basis	S.S. or IRS #

(4) If the Warrant was not exercised in full, please check the following:

The undersigned hereby irrevocably directs that any remaining portion of the warrant be issued and delivered as follows:

Name(s) in Full	Address(es)	Number of Shares	S.S. or IRS #

Signature of Holder

Print Name